Exhibit 32.02
Certification Pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, James A. Beer, Executive Vice President and Chief Financial Officer of Symantec Corporation (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (i) the Company’s annual report on Form 10-K for the period ended March 30, 2007, to which this Certification is attached (the “Form 10-K”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 23, 2007

/s/ James A. Beer
James A. Beer
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

This Certification which accompanies the Form 10-K is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.